Exhibit 99.3

CONSENT OF CENTERVIEW PARTNERS LLC

We hereby consent to (i) the use of our opinion letter, dated August 23, 2015 (the “Opinion”), to the Board of Directors of Hubbell Incorporated (the “Company”) included as Annex E of the proxy statement/prospectus relating to the Reclassification Transactions (as such term is defined the Opinion), which proxy statement/prospectus forms a part of the Company’s Registration Statement on Form S-4 to which this consent is filed as an exhibit, and (ii) the descriptions of and references to the Opinion in such proxy statement/prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder nor do we hereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Centerview Partners LLC
CENTERVIEW PARTNERS LLC

September 11, 2015